Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)    ☒

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183

(I.R.S. Employer

Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices) (Zip Code)

Guy Rounsaville

Executive Vice President

Telephone: (312) 904-5496

135 South LaSalle Street, Suite 925

Chicago, Illinois 60603

(Name, address and telephone number of agent for service)

R. R. Donnelley & Sons Company

(Exact name of obligor as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606-4301
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

ITEM 1.    GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not Applicable

*	Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.    LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 to Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

2.	A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.	A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.	A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 29th day of December, 2006.

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ John Porter
	Name:	John Porter
	Title:	Vice President

LaSalle Bank N.A.	Call Date:	6/30/2006	ST-BK: 17-1520	FFIEC	031
135 South LaSalle Street				Page	RC-1
Chicago, IL 60603	Vendor ID: D		CERT: 15407	11

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and

State-Chartered Savings Banks for June 30, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

				Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
	a. Noninterest-bearing balances and currency and coin (1)			0081	1,708,391	1.a
	b. Interest-bearing balances (2)			0071	12,092	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	57,678	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	19,370,093	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a. Federal funds sold in domestic offices			B987	1,578,300	3.a
	b. Securities purchased under agreements to resell (3)			B989	865,807	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
	a. Loans and leases held for sale			5369	2,257,538	4.a
	b. Loans and leases, net of unearned income	B528	40,926,072
	c. LESS: Allowance for loan and lease losses	3123	678,293			4.c
	d. Loans and leases, net of unearned income,
	allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	40,247,779	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,247,311	5.
6.	Premises and fixed assets (including capitalized leases)			2145	250,072	6.
7.	Other real estate owned (from Schedule RC-M)			2150	9,055	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from
	Schedule RC-M)			2130	0	8.
9.	Not applicable
10.	Intangible assets (from Schedule RC-M)
	a. Goodwill			3163	165,599	10.a
	b. Other Intangible assets			0426	0	10.b
11.	Other assets (from Schedule RC-F)			2160	4,475,924	11.
12.	Total assets (sum of items 1 through 11)			2170	72,245,639	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.	Call Date:	6/30/2006	ST-BK: 17-1520	FFIEC	031
135 South LaSalle Street				Page	RC-2
Chicago, IL 60603	Vendor ID: D		CERT: 15407	12

Transit Number: 71000505

Schedule RC—Continued

				Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			RCON 2200	37,017,497	13.a
		RCON
	(1) Noninterest-bearing (1)	6631	7,071,299			13.a.1
	(2) Interest-bearing	6636	29,946,198			13.a.2
				RCFN
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	9,840,923	13.b
		RCFN
	(1) Noninterest-bearing	6631	0			13.b.1
	(2) Interest-bearing	6636	9,840,923			13.b.2
				RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased in domestic offices (2)			B993	1,807,106	14.a
				RCFD
	b. Securities sold under agreements to repurchase (3)			B995	1,952,034	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	566,326	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M			3190	10,654,935	16
17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures (4)			3200	540,000	19.
20.	Other liabilities (from Schedule RC-G)			2930	3,547,589	20.
21.	Total liabilities (sum of items 13 through 20)			2948	65,926,410	21.
22.	Minority Interest in consolidated subsidiaries			3000	65,536	22.

EQUITY CAPITAL
				RCFD
23.	Perpetual preferred stock and related surplus			3838	500,000	23.
24.	Common stock			3230	41,234	24.
25.	Surplus (exclude all surplus related to preferred stock)			3839	2,010,375	25.
26.	a. Retained Earnings			3632	3,631,547	26.a
	b. Accumulated Other Comprehensive income (5)			B530	70,537	26.b
27.	Other Equity capital components (6)			3284	0	27.
28.	Total equity capital (sum of items 23 through 27)			3210	6,253,693	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	72,245,639	29.

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”
(3)	Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership plan shares.